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                                                                  EXHIBIT 99.222

                                                                    CONFIDENTIAL
                                                        VERSION 1, OM TECHNOLOGY

                                December __, 1999

California Power Exchange

Attn:  _________________


Perot Systems

Attn:  _________________

        Re:     Non-Binding Letter of Intent -- Subject to Contract

Ladies and Gentlemen:

        The purpose of this non-binding letter of intent ("Letter of Intent") is to confirm certain understandings and agreements between the California Power Exchange Corporation ("CalPX"), OM Technology AB ("OM Technology") and Perot Systems Corporation ("Perot Systems") (together the "Parties") relating to the proposed establishment of a Pan-American clearinghouse for on and off-exchange electricity trading (the "Project").

        The general proposal and approach for the establishment of the clearinghouse is set forth below under the heading "Part A: General Proposal And Approach"; the additional terms and conditions of this Letter of Intent are set out under the heading "Part B: Additional Terms and Conditions".

        Details of the required funding of the business of the proposed corporate vehicle ("ClearCo") for the initial 12-18 month period will be set forth in a business plan to be agreed between the Parties (the "Business Plan") [a draft of which is attached as Schedule 1].



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        PART A: GENERAL PROPOSAL AND APPROACH

        1.      BACKGROUND

        The Parties have for some time been exploring the potential for an energy product clearinghouse in North America. The purpose of this document is to confirm the present mutual intentions of the Parties to enter into an agreement to form a Pan-American clearinghouse for energy through ClearCo.

        The mission of ClearCo is to become the leading energy clearinghouse in North America, serving multiple energy exchanges as well as the OTC-market. Furthermore, ClearCo will have the capability to handle any energy contract or instrument.

        ClearCo is to be formed as an independent company with its own board and management. The operation will be for-profit and any relation between ClearCo and the Parties as founding partners is to be on a strictly commercial basis. This implies that services rendered from a Party to ClearCo will be compensated for on market terms. At the start, ClearCo will acquire initial services from the Parties.

        ClearCo will have to be sufficiently capitalized in order to fund the project and the first 12-18 months of operation. The Business Plan will provide the required figure. The Parties, if they choose to continue with this venture, will provide capital, including in-kind contribution, in relation to the subscribed equity share and value provided.

        2.      VALUE PROPOSITION

        The value proposition to the market participants will primarily be:

        Counterparty risk management

        In its final form and if Parties shall agree, ClearCo is intended to be the central counterparty to all market participants, i.e. it will act seller to the buyer and buyer to the seller. The net position of ClearCo will therefore always be zero, anything else will suggest a default of a market participant. The concept of a central counterparty is of great value to market participants as it means that, rather than having to evaluate the creditworthiness of every counterparty, the creditworthiness of only one counterparty has to be dealt with. In addition, it means that the number of potential counterparties is vastly increased, as many companies currently are prohibited from dealing with small and low capitalized market participants.

        During the initial stages of implementation, as regulatory issues are being resolved, ClearCo is unlikely to be the central counterparty. Rather, ClearCo will function as the credit source of last resort during the case of default. The details of any necessary staging will be addressed as part of the development of the detailed Business Plan.

        Facilitated administration

        ClearCo will handle all payments and settlement as well as the associated administration. Thereby market participants can get all trades, irrespective of origin marketplace, registered on a single account. This greatly facilitates risk management and the efficiency of margin collateral; a



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trade made on-exchange that is offset OTC will imply a zero position as well as zero margin collateral requirement. In addition, other cross-product netting schemes can be implemented further enhancing the efficiency of the funds tied up as margin collateral.

        As with Credit Risk management, there may be some regulatory issues to be resolved that would lead to a staged implementation of this venture. For example, initially on-exchange trades may not be nettable against OTC trades without certain regulatory approvals. In that case, an initial implementation may require that these two credit pools be kept separate. The details of any necessary staging will be addressed as part of the development of the Business Plan.

        Although ClearCo will assume the aggregate counterparty exposure of the market it will be a limited liability company. It will have three lines of defense in the case of a market participant default;

-     The margin collateral posted by the defaulting participant

-     The capital of the company

-     Any insurance or external coverage

        3.      OBJECTIVES

        The long-term objective is to create a stand-alone fully developed clearing organization for the North American energy markets by Q4 2000, offering clearing solutions for trading taking place both on and off-exchange. The structure of this organization will be specified in the Business Plan. Although the service offerings to the participants might be introduced in several stages, the project should from day one focus on setting up the mature solution when it comes to the legal framework, capital structure and banking relationship. The objective has two initial sub-objectives:

        Clearing for BFM

        CalPX presently operates a market for block forwards (the "BFM"). Currently the CalPX performs a fully administrative clearing service to the BFM participants but since no central entity is taking on the financial counterparty risk the participants themselves face the financial risk of a major default. Several market participants have cited the collateral requirements as either preventing or limiting their participation in the BFM market. One objective for the ClearCo project is to offer counterparty clearing to the participants in the BFM market.

        OTC market

        As in any derivative market most of the trading will take place in the bilateral market and in a mature market an exchange could capture 30-50% of the total derivatives trading. Traditionally, OTC trades are not cleared and positions in the bilateral market require considerable back-office resources for settlement administration as well as credit surveillance of the various counterparties. The Nordic electricity market pioneered by offering clearing of these OTC contracts. This service has been a success and now most trades in the OTC market are cleared through the same central clearing organization as for the exchange. The second objective is to offer clearing service to the OTC market for electricity contracts in the US and offer counterparty risk management, administration as well as netting possibilities through the central clearing organization. Initial focus will be on WSCC.



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        4.      OWNERSHIP

        The proportion of ownership of ClearCo will be in relation to each Party's contribution of value. A methodology will be developed for assessing value contribution. This methodology will include, but not be limited to, the following elements: clearing experience, clearing systems and processes that fit the US energy markets, clearing capital, neutral market operations, existing marketplace connections, system integration capability, expertise in organizing & operating ClearCo under US law.

        Because of OM Technology's experience in clearing power markets, OM Technology will become the majority owner of ClearCo subject two conditions:

- CalPX believes OM Technology's clearing systems and processes are reliably compatible, or can be made reliably compatible within the desired timeframe, with US energy market clearing practices and laws, and

- The marketing of ClearCo's services is done either under the name of CalPX Trading Services (or some other market-based unit of CalPX) or under the name of an LLC parent of ClearCo in which CalPX Trading Services (or equivalent) is the managing partner and at least equal owner.

-       All liabilities associated with ClearCo shall be borne by the Majority
        Owner.

        Because of the likelihood of OM Technology being the majority owner of ClearCo, OM Technology will be project leader.

        PART B: ADDITIONAL TERMS AND CONDITIONS

        5.     NEGOTIATION AND EXECUTION OF THE DEFINITIVE AGREEMENTS.

        The Parties hereby confirm their intention to negotiate in good faith definitive agreements governing the establishment of ClearCo and the Pan-American Clearinghouse (the "Definitive Agreements") in accordance with this Letter of Intent during a the period commencing on the date hereof and ending on January 14, 2000??? (the "Expiration Date"), unless this Letter of Intent is terminated earlier in accordance with Section 5.

        6.     EXPENSES.

        Each of the Parties shall bear its own costs and expenses (including fees and disbursements of legal counsel and/or other professional advisors) incurred in connection with this Letter of Intent and the negotiation, preparation, and execution of the Definitive Agreements, whether or not the Parties execute any Definitive Agreements. Neither Party shall have any liability to the other as a result of any determination not to execute any Definitive Agreement.

        7.     CONFIDENTIALITY.

        All Confidential Information relating to or obtained from any Party shall be held in confidence by the recipient to the same extent and in at least the same manner as the recipient protects its own confidential or proprietary information. The Parties further undertake to use the Confidential Information strictly for the purposes of this Agreement and not to make any commercial use thereof.



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Without limiting the foregoing, and except as required by law, no public announcements or similar publicity with regard to the existence, content or substance of this Letter of Intent, the Term Sheet and/or the negotiations hereunder shall be made unless approved in writing by both Parties prior to issuance.

        "Confidential Information" shall mean all confidential or proprietary information and documentation of the Parties including (1) information relating to each Party's customers, suppliers, contractors and other third parties doing business with such Party, (2) information relating to business operations or strategies of either Party.

        8.      BINDING EFFECT.

        Except for the provisions of Sections 6, 7, 8, 9 and 10 hereof, which constitute binding agreements of the Parties, this Letter of Intent constitutes only an expression of the Parties' non-binding current intent to negotiate in good faith the Definitive Agreements based on the terms and conditions set forth above and in the Business Plan, and do not constitute any binding or legally enforceable obligations of either Party, nor any obligation or commitment of any Party to enter into the Definitive Agreements or otherwise proceed with the Project. A binding commitment to proceed with the Project shall only arise upon the execution and delivery of the Definitive Agreements by each Party, which shall be subject to such Party's satisfaction, in its sole discretion, with the results of the negotiation of the Definitive Agreements. If the negotiations between the Parties are discontinued for any reason and no Definitive Agreements are entered into by the Parties, such discontinuation and/or failure to enter into the Definitive Agreements shall not give rise to any claim on the part of either Party on any grounds whatsoever. Without limiting the foregoing, no representations or warranties are made hereby by either Party to the other Party.

        9.      TERMINATION; SURVIVAL.

        Unless extended by the Parties, this Letter of Intent will automatically terminate (without any liability or obligation on the part of either Party to the other Party) upon the earliest of: (i) the execution of the Definitive Agreements; (ii) the Expiration Date. If this Letter of Intent terminates for any reason and the Definitive Agreements are not executed at such time, the provisions of Sections 6 through 10 shall survive and shall continue to apply.

        10.     GOVERNING LAW; AMENDMENT; COUNTERPARTS.

        This Letter of Intent shall be governed by, and construed in accordance with, the laws of the State of California, United States of America, without regard to conflict-of-law rules thereof. This Letter of Intent may be amended or modified only by a written agreement signed by each Party. This Letter of Intent may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one agreement.

                                    * * * * *

                Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.



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                                        Very truly yours,


                                        OM Technology AB



                                        By:
                                           -------------------------------------
                                           Magnus Karlsson
                                           President and CEO

Confirmed and agreed:

California Power Exchange

By:
   -----------------------------------
Name:
Title:


Confirmed and agreed:

Perot Systems Corporation

By:
   -----------------------------------
Name:
Title:



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